Exhibit 4.5

                     FORM OF EMPLOYEE STOCK OPTION AGREEMENT
                     ---------------------------------------


         THIS AGREEMENT,  dated as of _________, is made and entered into by and
between  MARGO  CARIBE,  INC., a Puerto Rico corporation  (the "Company"),   and
___________ (the "Optionee").

                                   WITNESSETH:

         WHEREAS, the Company has adopted and approved the 1988 Stock Benefits Plan (the "Plan") for the purpose of providing economic incentive to the key employees of the Company; and

         WHEREAS, the Plan provides for the grant of incentive stock options which meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended; and

         WHEREAS, the Optionee is a valued employee of the Company or one of its subsidiaries within the meaning of the Plan; and

         WHEREAS, this Agreement is executed pursuant to, and is intended to carry out the purposes of the Plan, by granting an incentive stock option to the Optionee.

         NOW, THEREFORE, in consideration of the Optionee's employment by the Company, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. Grant of the Option. Subject to and upon the terms and conditions set forth in this Agreement, the Company hereby grants to the Optionee an incentive stock option (the "Option") to purchase up to (_________) shares (the "Option Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), at a price equal to $___ per share.




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         2. Term.  The term of the  Option  shall  commence  on the date of this
Agreement,  and, subject to the provisions of Section 5 hereof, shall expire ten
(10) years from the date of this Agree ment. Upon its termination, the Option shall be of no further force and effect and shall not be exercisable to any extent.

         3. Vesting. Subject to the provisions of Section 5 of this Agreement, the right of the Optionee to purchase the Option Shares under the Option shall vest over a period of five (5) years at the rate of twenty percent (20%) per year, with the first twenty percent (20%) to vest on the anniversary date of this Agreement, and each additional twenty percent (20%) to vest on each subsequent anniversary date of this Agreement.

         4. Restrictions on Transfer. The Optionee may not transfer any of the Optionee's rights in the Option or under this Agreement except upon the Optionee's death.

         5. Termination of Option on Termination of Employment.

                  (a) If the Optionee's employment with the Company terminates by reason of death, the Option shall become fully vested and may thereafter be immediately exercised by the legal represen tative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of three
(3) years from the date of death or until the expiration of the stated term of the Option, whichever period is shorter.

                  (b) If the Optionee's employment with the Company terminates by reason of Disability, the Option shall become fully vested and may thereafter be exercised for a period of three years from the date of such termination of employment or the expiration of the stated term of such Option, whichever period is shorter.


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                  (c) If the Optionee's  employment with the Company  terminates by reason of Retirement, the Option may thereafter be exercised to the extent it was exercisable at the time of Retire ment for a period of three (3) years from the date of Retirement or the expiration of the stated term of the Option, whichever period is shorter.

                  (d) If the Optionee's employment with the Company terminates for any reason other than death, Disability or Retire ment, the Option shall thereupon terminate, except that if the Optionee's employment with the Company involuntarily terminated without Cause, such Option may, to the extent vested as of such date, be exercised for the lesser of three (3) months from the date of the Optionee's termination or the balance of the Option's stated term.

                  (e) For purposes of this Agreement, "Disability" shall mean a written determination by a competent physician that the Optionee has been physically or mentally unable to perform his or her duties as an employee of the Company and that such condition has existed for an aggregate of one hundred twenty (120) days during any period of twelve (12) consecutive months; "Cause" shall mean a felony conviction of the Optionee or the failure of the Optionee to contest prosecution for a felony, or the Optionee's willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company; and "Retirement" means retirement from employment on or after reaching age 65.

         6.       Adjustment in Certain Events.

                  (a) In the event of any stock dividend or stock split, the Company (subject to any required action by the shareholders of the Company) shall make such equitable adjustments as are necessary



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and appropriate to protect the Option from dilution in the number,  kind and the exercise price of the Option Shares underlying the Option; provided, however, that the Company shall not be required to make any such adjustments in the event of a change which does not result in a dilution of at least ten percent (10%) in the number or exercise price of the Option Shares.

                  (b) Except as expressly provided by Section 6(a), the Company shall be under no obligation to make any adjustments to the Option in the event of any other changes involving the Company's capital structure, including, but not limited to, merger, consoli dation, dissolution, sale of assets, or sale or redemption of capital stock. Furthermore, this Agreement shall not in any way limit or affect the right of the Company to make such changes in its capital structure.

         7. Privilege of Stock Ownership. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a shareholder with respect to, any Option Shares unless and until the Optionee properly exercises the Option in accordance with the requirements of Sections 8 and 9. Upon the proper exercise of the Option, the Optionee shall have full voting and other ownership rights with respect to the Option Shares.

         8. Manner of Exercising Option. The Option may be exercised only as to whole shares and only by written notice signed by the Optionee (or in the case of exercise after Optionee's death or mental disability by Optionee's legal representative, executor, administrator or heir or legatee, as applicable), and mailed or delivered to the Secretary of the Company at its principal office. The notice shall specify the number of Option Shares with respect to which the Option is being exercised. The notice must be accompanied by payment in full for such Shares in cash and include any representations required by Section 9. If the Option is



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exercised  by a person  other than the  Optionee,  such person must  provide the
Company with proof, in a form satisfactory to the Company and its counsel, that such person has the right to exercise the Option. The Company shall have the right to accept payment for the Option in a form other than cash, in the Company's sole discretion.

         9. Compliance with Laws and Regulations.

                  (a) Prior to the exercise of the Option, the Optionee shall deliver to the Company such representations in writing as may be requested by the Company in order to ensure that the exercise of the Option and the issuance of the Option Shares will comply with all applicable federal and state securities laws.

                  (b) The Optionee acknowledges and agrees that the Option Shares will not be registered under federal or state securities laws, and that the Option Shares may not be resold by the Optionee unless such shares are first registered under federal and applica ble state securities laws or unless such resale is, in the opinion of the Company's counsel, exempt from such registration require ments. The Optionee further acknowledges and agrees that the Company has no intent or obligation to register the Option Shares under federal and state securities laws, and that the Optionee may not require such registration. The Optionee represents and warrants that all Option Shares will be acquired for investment purposes only, and not with a view to their resale or distribution.

                  (c) If the Company shall determine, in its discretion, that it is necessary or desirable to obtain the listing, registra tion or qualification of the Option Shares upon any securities exchange or under any federal or state law, or the consent or approval of any government regulatory body, then the Option may not be exercised in whole or in part, and no shares may be issued under




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the Option, until such listing, registration, qualification, consent or approval is obtained free of any conditions deemed unacceptable to the Company.

         10. Taxes. The Company shall have the right to require the Optionee to pay to the Company, or to make arrangements satisfac tory to the Company regarding the payment of, any federal, state or local taxes required to be paid or withheld with respect to the Option.

         11. Employment. Nothing in this Agreement shall be deemed to grant any right of continued employment to the Optionee or to limit, restrict or waive any right of the Company to terminate the Optionee's employment at any time with or without Cause.

         12. Miscellaneous.

                  (a) Assignment. This Agreement may not be assigned by the Optionee without the prior written consent of the Company. This Agreement shall be binding upon and inure to the benefit of the parties, and their successors and assigns.

                  (b) Entire Agreement. This Agreement constitutes the entire agreement between the parties regarding the subject matter hereof. This
Agreement supersedes all prior discussions and agreement (oral or written) between the parties with respect to the subject matter of this Agreement. This Agreement may not be modified except in a written document signed by both of the parties.

                  (c) Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given upon receipt if delivered in person or upon the expiration of seven (7) days after the date of posting, if mailed




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by registered or certified mail, postage pre-paid to the parties at the following addresses:

                               If to the Company:

                                    Margo Nursery Farms, Inc.
                                    PO Box 706
                                    Dorado, Puerto Rico  00646

                           If to the Optionee:




         Any party may change the address to which notices to such party shall be delivered or mailed by giving notice thereof to the other party in the manner provided by this Section.

                  (d) Governing Law. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida without regard to its principles of conflicts of laws.

                  (e) Waiver. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of a party hereto to exercise, and no delay in exercising, any right, power or remedy created hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by any such party preclude any other future exercise thereof or the exercise of any other fight, power or remedy. No wavier by any party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or consent to any subsequent breach of or default in the same or any other term or condition hereof.


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         IN WITNESS WHEREOF,  the parties hereto have executed this Agreement on the date first written above.

                                                           COMPANY:

                                                   MARGO NURSERY FARMS, INC.



                                              By:_______________________________




                                                          OPTIONEE:


                                              By:_______________________________




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